PRICING SUPPLEMENT NO. 57                                        Rule 424(b)(3)
DATED:  February 11, 2000                                    File No. 333-83049
(To Prospectus dated August 9, 1999
and Prospectus Supplement dated August 9, 1999)

                                 $7,878,183,000
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B

Principal Amount: $10,000,000  Floating Rate Notes [ ]  Book Entry Notes [x]


Original Issue Date: 2/14/2000  Fixed Rate Notes [x]     Certificated Notes [ ]

Maturity Date: 2/14/2001        CUSIP#: 073928NA7

Option to Extend Maturity:     No    [x]
                               Yes   [ ]  Final Maturity Date:


                                              Optional            Optional
                         Redemption           Repayment           Repayment
   Redeemable On          Price(s)             Date(s)            Price(s)
   -------------       --------------       -------------        -----------

        N/A                  N/A                 N/A                 N/A

Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:   6.730%

Interest Payment Dates:  August 14, 2000 and February 14, 2001.

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                     Maximum Interest Rate:

[ ]   Commercial Paper Rate              Minimum Interest Rate:

[ ]   Federal Funds Rate                 Interest Reset Date(s):

[ ]   Treasury Rate                      Interest Reset Period:

[ ]   LIBOR Reuters                      Interest Payment Date(s):

[ ]   LIBOR Telerate

[ ]   Prime Rate

[ ]   CMT Rate

Initial Interest Rate:                   Interest Payment Period:

Index Maturity:

Spread (plus or minus):


The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.